Consent of Independent Registered Public Accounting Firm

We consent to use in this Form S-1 Registration Statement Under the Securities Act of 1933 of GVI Security Solutions, Inc. of our report dated March 30, 2006, relating to our audit of the consolidated financial statements appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the captions “Selected Consolidated Financial Data” and “Experts” in such Prospectus.

/s/ Mercadien P.C., Certified Public Accountants

Hamilton, New Jersey
February 6, 2007